UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 3, 2020
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange
0.625% Notes due 2024	KMB24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 3, 2020, Kimberly-Clark Corporation (the “Corporation”) issued a press release announcing that it had entered into a definitive agreement pursuant to which the Corporation will acquire Softex Indonesia for approximately $1.2 billion. The full text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. 99.1 News release issued by Kimberly-Clark Corporation on September 3, 2020
101 Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104 The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	September 3, 2020	By:	/s/ Grant B. McGee
Grant B. McGee Vice President and Secretary

Exhibit 99.1

Kimberly-Clark to Acquire Softex Indonesia, Significantly
Expanding Presence in Southeast Asia

DALLAS and JAKARTA, Indonesia, Sept. 3, 2020 – Kimberly-Clark Corporation (NYSE: KMB) today announced that it has entered into a definitive agreement to acquire Softex Indonesia, a leader in the fast-growing Indonesian personal care market, in an all-cash transaction for approximately $1.2 billion from a group of shareholders including CVC Capital Partners Asia Pacific IV.

“This acquisition represents a compelling strategic fit and demonstrates our commitment to accelerate growth in developing and emerging markets,” said Mike Hsu, Chairman and CEO, Kimberly-Clark. “Moreover, adding Softex Indonesia and its brands to Kimberly-Clark will enhance our company’s underlying growth prospects and help us create even more long-term shareholder value.”

Indonesia is a large, growing market with attractive future prospects, and the acquisition immediately improves Kimberly-Clark’s currently limited position in the country to one with strong market share in key personal care categories across Southeast Asia’s largest economy.

The diaper market in Indonesia is currently estimated at $1.6 billion, the sixth largest in the world, with approximately five million annual births. Approximately 80 percent of Softex Indonesia sales come from diapers, and it currently holds the number two market share position with the Sweety® and Happy Nappy® brands while continuing to grow its market presence.

The remaining Softex Indonesia sales are mostly in the feminine care and adult care categories. In feminine care, the company holds the number three market share position with the Softex® brand. In adult care, it holds the number two market share position with the Confidence® brand.

“Softex Indonesia has a strong, growing and profitable business with a portfolio of brands loved by Indonesian consumers,” said Aaron Powell, President of Kimberly-Clark’s Asia-Pacific consumer business. “This acquisition provides an opportunity for Kimberly-Clark to accelerate our growth in Southeast Asia, and we look forward to combining our strengths in innovation and brand building to expand on Softex Indonesia’s continued success.”

Since 1976, Softex Indonesia has built a successful personal care business with strong market positions and has consistently delivered double-digit growth. The company has excellent manufacturing capabilities and a strong go-to-market distribution network. Softex Indonesia generated net sales of approximately $420 million in 2019.

The transaction is another demonstration of Kimberly-Clark’s commitment to generate improved, sustainable top-line growth and create long-term shareholder value. Excluding one-time transaction and integration costs, the acquisition’s impact on adjusted earnings per share in 2020 and 2021 is expected to be immaterial. The transaction will be financed primarily through incremental debt and secondarily cash on hand.

The transaction is expected to close early in the fourth quarter of 2020 and is subject to customary closing conditions. Morgan Stanley & Co. LLC and Centerview Partners LLC acted as financial advisors, and Gibson Dunn and Crutcher LLP acted as legal counsel to Kimberly-Clark on the transaction.

About Kimberly-Clark
Kimberly-Clark and its trusted brands are an indispensable part of life for people in more than 175 countries. Fueled by ingenuity, creativity, and an understanding of people’s most essential needs, we create products that help individuals experience more of what’s important to them. Our portfolio of brands, including Huggies, Kleenex, Scott, Kotex, Cottonelle, Poise, Depend, Andrex, Pull-Ups, GoodNites, Intimus, Neve, Plenitud, Viva and WypAll, hold the No. 1 or No. 2 share position in 80 countries. We use sustainable practices that support a healthy planet, build stronger communities, and ensure our business thrives for decades to come. To keep up with the latest news and to learn more about the company's 148-year history of innovation, visit Kimberly-Clark.com.

About CVC Capital Partners Asia
CVC Capital Partners has one of the largest and longest-established pan-regional office networks of any private equity business in Asia and has been active in the region since 1999. CVC's Asia private equity strategy is focused on control and partnership investments in high quality businesses. For further information about CVC’s Asia Pacific funds please visit: www.cvc.com/private-equity/asia.

Certain matters contained in this news release concerning the outlook, anticipated financial and operating results, expected benefits and synergies of the anticipated Softex Indonesia acquisition including the anticipated impact on performance, growth and adjusted earnings per share, raw material, energy and other input costs, anticipated currency rates and exchange risks, net income from equity companies, sources and uses of cash, the effective tax rate, the anticipated cost savings from the company's FORCE program, charges and savings from the 2018 Global Restructuring Program, growth initiatives, product innovations, contingencies and anticipated transactions of the company constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events impacting the company. In addition, many factors outside our control, including pandemics (including the ongoing COVID-19 outbreak), epidemics, failure to complete the Softex Indonesia acquisition or to realize its expected benefits and synergies, fluctuations in foreign currency exchange rates, the prices and availability of our raw materials, potential competitive pressures on selling prices for our products, energy costs, our ability to maintain key customer relationships, as well as general economic and political conditions globally and in the markets in which we do business, could affect the realization of these estimates.

There can be no assurance that these future events will occur as anticipated or that the company's results will be as estimated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. For a description of certain factors that could cause the company's future results to differ from those expressed in any such forward-looking statements, see Item 1A entitled "Risk Factors" in each of the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and the company's Annual Report on Form 10-K for the year ended December 31, 2019.

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Contacts for Kimberly-Clark:
Investor Relations: Paul Alexander, 972-281-1440, palexand@kcc.com
Media Relations: Terry Balluck, 972-281-1397, media.relations@kcc.com or Nia Pratiwi (Indonesia),
Nia.Pratiwi@bcw-global.com, or Adam Wyldeck (Singapore, Hong Kong), adam.wyldeck@bcw-global.com